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                                                                   EXHIBIT 10.39


                   ACQUISITION AND DEVELOPMENT LOAN AGREEMENT

                                 by and between

                          GUARANTY FEDERAL BANK, F.S.B.

                                       AND

                              OH INVESTMENTS, INC.





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                   ACQUISITION AND DEVELOPMENT LOAN AGREEMENT

          THIS ACQUISITION AND DEVELOPMENT LOAN AGREEMENT ("LOAN AGREEMENT") dated as of August 8, 2000, is made by and between GUARANTY FEDERAL BANK, F.S.B., a federal savings bank organized and existing under the laws of the United States ("LENDER"), whose address is 8333 Douglas Avenue, Dallas, Texas 75225, and OH INVESTMENTS, INC., a Florida corporation ("BORROWER"), whose address is 1690 S. Congress Avenue, Suite 200, Delray Beach, Florida 33445, with respect to a loan in the principal sum of FIFTEEN MILLION SEVEN HUNDRED EIGHTY-SEVEN THOUSAND TWO HUNDRED AND NO 100 DOLLARS ($15,787,200.00); and which loan is for "Acquisition Land" as described in, and constitutes a portion of, that $26,787,200.00 line of credit from Lender to Borrower (the "LINE OF CREDIT") governed by that Master Loan Agreement dated of even date herewith, executed by Lender and Borrower (the "MASTER LOAN AGREEMENT").

                                    ARTICLE 1

                                   DEFINITIONS

          For purposes of this Loan Agreement, the following terms shall have the respective meanings assigned to them.

         1.1 ADVANCE: The term "ADVANCE" shall mean a disbursement by Lender of any of the proceeds of the Loan and/or the Borrower's Deposit.

         1.2 AFFIDAVIT OF BORROWER: The term "AFFIDAVIT OF BORROWER" shall mean a sworn affidavit of Borrower (and such other parties as Lender may require) in form and substance satisfactory to Lender and Title Company to the effect that all statements, invoices, bills, and other expenses incident to the acquisition of the Property and the construction of the Improvements incurred to a specified date, whether or not specified in the Approved Budget, have been paid in full, except for (a) amounts retained pursuant to any Construction Contract, and (b) items to be paid from the proceeds of an Advance then being requested or in another manner satisfactory to Lender.

         1.3 APPLICATION FOR ADVANCE: The term "APPLICATION FOR ADVANCE" shall mean a written application (on a form approved by Lender) by Borrower (and such other parties as Lender may require) to Lender specifying by name, current address, and amount all parties to whom Borrower is obligated for labor, materials, or services supplied for the construction of the Improvements and all other expenses incident to the Loan, the Property, and the construction of the Improvements, whether or not specified in the Approved Budget, requesting an Advance for the payment of such items, containing, if requested by Lender, an Affidavit of Borrower, accompanied by such schedules, affidavits, releases, waivers, statements, invoices, bills, and other documents as Lender may reasonably request.

         1.4 APPROVED BUDGET: The term "APPROVED BUDGET" shall mean a budget or cost itemization prepared by Borrower specifying the cost by item of (a) all labor, materials, and services necessary for the construction of the Improvements in accordance with the Plans, all Governmental Requirements, and


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the Purchase Agreements (if any), and (b) all other expenses anticipated by
Borrower incident to the Loan, the Property, and the construction of Improvements. The Approved Budget shall be amended only with the written consent of Lender. The Approved Budget is attached hereto as Exhibit C and incorporated herein by reference.

         1.5 BORROWER: The term "BORROWER" shall mean all parties named Borrower in the first paragraph of this Loan Agreement.

         1.6 BORROWER'S DEPOSIT: The term "BORROWER'S DEPOSIT" shall have the meaning set forth in SECTION 4.10.

         1.7 CODE: The term "CODE" shall mean the Uniform Commercial Code (as amended from time to time) as in force in the State in which the Property is located and, if different, the state of Borrower's residence.

         1.8 COMPLETION DATE: The term "COMPLETION DATE" shall mean the date set forth on EXHIBIT D attached hereto.

         1.9 CONSTRUCTION CONTRACT: The term "CONSTRUCTION CONTRACT" shall mean all construction contracts executed by Borrower for the construction of the Improvements, including, without limitation, contracts between Borrower and Contractor.

         1.10 CONTRACTOR: The term "CONTRACTOR" shall mean the contractors, whether one or more, named in EXHIBIT D attached hereto, and such other contractors who enter into Construction Contracts for the construction of the Improvements.

         1.11 DEBTOR RELIEF LAWS: The term "DEBTOR RELIEF LAWS" shall mean any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar laws affecting the rights or remedies of creditors generally, as in effect from time to time.

         1.12 DEVELOPED LOTS: The term "DEVELOPED LOTS" shall mean the lots, tracts or parcels of land, whether one or more, designated by lot and block on a recorded subdivision plat or map of the Property accepted by all Governmental Authorities and improved according to the Plans delivered to and approved by Lender.

         1.13 ENGINEER: The term "ENGINEER" shall mean the Engineer named on EXHIBIT D attached hereto and incorporated herein by reference.

         1.14 ENGINEERING CONTRACT: The term "ENGINEERING CONTRACT" shall mean a written agreement between Borrower and Engineer for engineering services pertaining to construction of the Improvements.

         1.15 EVENT OF DEFAULT: The term "EVENT OF DEFAULT" shall mean the occurrence of any one of the following:



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                  (a) Any indebtedness arising or owing under any of the Loan
          Instruments is not paid when due, whether by acceleration or otherwise, and such failure continues for a period of fifteen (15) days following the due date thereof.

                  (b) Any covenant in this Loan Agreement or any of the other Loan Instruments is not fully and timely performed, or the occurrence of any default thereunder (other than the covenants involving the payment of sums described in SUBPART [A]) and such failure of performance or default is not cured within the cure period applicable thereto, if any, as provided herein or in the other Loan Instruments.

                  (c) Any statement, representation or warranty in the Loan Instruments, any Financial Statements or any other writing delivered to Lender in connection with the Loan is false, misleading or erroneous in any material respect.

                  (d) The cessation of the construction of the Improvements for more than fifteen (15) consecutive days without the written consent of Lender; provided, however, such fifteen (15) day period may be extended up to an additional fifteen (15) consecutive days for reasons beyond the reasonable control of Borrower or Contractor.

                  (e) Failure of the construction of the Improvements or any materials for which an Advance has been requested to comply in all material respects with the Plans, any Governmental Requirements, or the requirements of any of the Purchase Agreements.

                   (f) Failure of Borrower to satisfy any condition specified herein as precedent to the obligation of Lender to make an Advance after an Application for Advance has been submitted by Borrower to Lender.

                  (g) A reasonable determination by Lender that construction of the Improvements will not be completed on or before the Completion Date.

                  (h) Borrower, the owner of the Property (if other than Borrower), Guarantor or any person obligated to pay any part of the indebtedness arising or owing under any of the Loan Instruments:

                           (1) generally does not pay its debts as they become
                  due, admits in writing its inability to pay its debts or makes a general assignment for the benefit of creditors; or

                           (2) commences any case, proceeding or other action
                  seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any Debtor Relief Laws; or

                           (3) in any involuntary case, proceeding or other
                  action commenced against it which seeks to have an order for relief entered against it, as debtor, or seeks reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to


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                  bankruptcy, insolvency, reorganization or relief of debtors,
                  (i) fails to obtain a dismissal of such case, proceeding or other action within sixty (60) days of its commencement, or
                  (ii) converts the case from one chapter of the Federal Bankruptcy Code to another chapter, or (iii) is the subject of an order for relief; or

                           (4) conceals, removes, or permits to be concealed or
                  removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or makes any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or suffers or permits, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings which is not vacated within sixty (60) days from the date thereof; or

                           (5) has a trustee, receiver, custodian or other
                  similar official appointed for or take possession of all or any part of the Property or any other of its property or has any court take jurisdiction of any other of its property which continues for a period of sixty (60) days (except where a shorter period is specified in the immediately following SUBPARAGRAPH [6]); or

                           (6) fails to have discharged within a period of ten
                  (10) days any attachment, sequestration, or similar writ levied upon any property of such person; or

                           (7) fails to pay immediately any final money judgment
                  against such person.

                  (i) Title to all or any Part of the Property (other than (A) obsolete or worn personal property replaced by adequate substitutes of equal or greater value than the replaced items when new and (B) the sales of Residences [as defined in the Master Loan Agreement] pursuant to the terms of the Master Loan Agreement) shall become vested in any party other than the granting party named in the Mortgage, whether by operation of law or otherwise. Lender may, in its sole discretion, waive this Event of Default, but it shall have no obligation to do so, and any waiver may be conditioned upon such one or more of the following as Lender may require: the grantee's integrity, reputation, character, creditworthiness and management ability being satisfactory to Lender in its sole judgment, the grantee executing, prior to such sale or transfer, a written assumption agreement containing such terms as Lender may require, a principal paydown on the Note, an increase in the rate of interest payable under the Note, a transfer fee, and any other modification of the Loan Instruments which Lender may require.

                  (j) Without the prior written consent of Lender, the owner of the Property (i) grants any encumbrance, easement or dedication, (ii) files any plat, condominium declaration or restriction relating to or affecting the Property, or (iii) includes the Property in (or initiates, requests, consents or joins any application for) any improvement or development district, unless contemplated by the Loan Instruments.



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                  (k) Without the prior written consent of Lender (not to be unreasonably withheld or delayed), the owner of the Property enters into any lease of part or all of the Property.

                  (1) Abandonment of the Property by its owner.

                  (m) Lender reasonably determines that the physical condition of the Property has deteriorated.

                  (n) The holder of any lien, security interest or assignment on the Property institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

                  (o) An occurrence of any event or condition which results in a default in, or with notice or lapse of time could result in, the payment of any other indebtedness or performance of any other obligation of Borrower (or any affiliate of Borrower) to Lender, except where notice and opportunity to cure is required under the applicable loan instruments (including, without limitation, the Line of Credit).

                  (p) The liquidation, termination, merger, dissolution, death or legal incapacity of Borrower, the owner of the Property (if other than Borrower), or any Guarantor (unless, with respect to the death of any guarantor,
(A) a substitute guarantor acceptable to the Lender in its sole discretion replaces the deceased guarantor and/or (B) Borrower pledges additional collateral to secure the Loan in form, type and substance acceptable to Lender in its sole discretion, all within forty-five [45] days after the death of such guarantor).

                  (q) [Intentionally Omitted]

                  (r) The termination of any Construction Contract without Lender's prior written consent.

                  (s) If Borrower, the owner of the Property (if other than Borrower) or Guarantor is a corporation, the sale, pledge or assignment of any shares of its stock without the prior written consent of Lender (provided, however, that such limitation shall not apply to Oriole Homes Corp.). If Borrower, the owner of the Property (if other than Borrower) or Guarantor is a partnership or joint venture, the sale, pledge or assignment of any of its general partnership or joint venture interests, or the withdrawal from or admission into it of any general partner or joint venturer without the prior written consent of Lender.

                  (t) If any letter of credit or certificate of deposit is required to be delivered to Lender in connection with the Loan, then the failure, during the term of the Loan, to extend the expiration or maturity date of any such letter of credit or certificate of deposit as it exists from time to time and to deliver evidence thereof satisfactory to Lender, in its sole determination, at least thirty (30) days prior to such expiration or maturity date; provided, further, notwithstanding anything contained to the contrary herein or in any other of the Loan Instruments (including, without limitation, any provision hereof or thereof which may require Lender to provide Borrower,


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Guarantor or any other party obligated hereunder or thereunder with any written notice prior to declaring an Event of Default), such parties shall not be entitled to receive nor shall Lender have any obligation to give any such notice if Borrower fails to perform any of its obligations under this SECTION (T) and such failure shall constitute an Event of Default under the Loan Instruments without any notification by Lender or the passage of time.

                  (u) The occurrence of any default by Borrower under any Purchase Agreement, or the occurrence of any event or condition which, with notice or the passage of time, or both, could allow a Purchaser to terminate a Purchase Agreement, refuse to purchase any Developed Lot under any Purchase Agreement, or receive a return of any earnest money or option deposit.

                  (v) The occurrence of any event or condition that results in any demand or request for payment and/or performance by any surety under any bond or bonds issued in connection with any set-aside letter issued by Lender with respect to the amount of the Loan available for certain construction costs.

         1.16 FINANCIAL STATEMENTS: The term "FINANCIAL STATEMENTS" shall mean such balance sheets, profit and loss statements, reconciliations of capital and surplus, changes in financial condition, schedules of sources and applications of funds, operating statements with respect to the Property, and other financial information of Borrower and of Guarantor, as shall be required by Lender from time to time in accordance with the Loan Instruments, all of which shall be prepared in accordance with generally accepted accounting principles, which statements of Borrower, if required by Lender during the continuation of any Event of Default, shall be certified by an independent certified public accountant.

         1.17 FINANCING STATEMENTS: The term "FINANCING STATEMENTS" shall mean the Form UCC-1 financing statements securing the Loan, to be filed with the appropriate offices for the perfection of a security interest in any of the Property.

         1.18 GOVERNMENTAL AUTHORITY: The term "GOVERNMENTAL AUTHORITY" shall mean the United States, the state, the county, the city, or any other political subdivision in which the Property is located, and any other political subdivision, agency, or instrumentality exercising jurisdiction over Borrower, Guarantor, or the Property.

         1.19 GOVERNMENTAL REQUIREMENTS: The term "GOVERNMENTAL REQUIREMENTS" shall mean all laws, ordinances, statutes, codes, rules, regulations, orders and decrees of any Governmental Authority applicable to Borrower, Guarantor, or the Property (including, without limitation, all laws, ordinances, statutes, codes, rules, regulations, orders, requirements and decrees relating to Hazardous Materials and relating to storm water discharge).

         1.20 GUARANTOR: The term "GUARANTOR" shall mean all Guarantors (whether one or more) and, if more than one, each Guarantor individually named on EXHIBIT D attached hereto.

         1.21 GUARANTY: The term "GUARANTY" shall mean a continuing guaranty executed by each Guarantor guaranteeing the payment and performance of obligations arising under the Loan Instruments.


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         1.22 HAZARDOUS MATERIALS: The term "Hazardous Materials" shall mean (a)
any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et. seq.), as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. section 9601 et. seq.), as amended from time to time, and regulations promulgated thereunder; (c) asbestos; (d) polychlorinated biphenyls; (e) any substance, the presence of which on the Property is prohibited by any Governmental Requirements; (f) any petroleum-based products; (g) underground storage tanks; and (h) any other substance which by any Governmental
Requirements requires special handling in its collection, storage, treatment or disposal.

         1.23 HAZARDOUS MATERIALS CONTAMINATION: The term "Hazardous Materials Contamination" shall mean the contamination (whether presently existing or hereafter occurring) of the Improvements, facilities, soil, groundwater, air or other elements on or of the Property by Hazardous Materials, or the contamination of the buildings, facilities, soil, groundwater, air or other elements on or of any other property as a result of Hazardous Materials at any time (whether before or after the date of this Loan Agreement) emanating from the Property.

         1.24 IMPROVEMENTS: The term "IMPROVEMENTS" shall mean the Improvements identified on EXHIBIT D attached hereto.

         1.25 INSPECTING ENGINEERS: The term "INSPECTING ENGINEERS" shall mean such employees, representatives or agents of Lender or third parties who may, from time to time, conduct inspections of the Property or offer other services related thereto.

         1.26 INSURANCE POLICIES: The term "INSURANCE POLICIES" shall mean:

                  (a) Comprehensive General Liability Insurance for owners and contractors, including blanket contractual liability, covering, among other things, products and completed operations for two (2) years after completion of Improvements, personal injury (including employees), independent contractors, explosion, collapse and underground hazards in an amount not less than $2,000,000.00 arising out of any one occurrence or in any increased amount reasonably required by Lender;

                  (b) Comprehensive, Automobile Liability Insurance for contractors in an amount not less than $1,000,000.00 for bodily injury and $1,000,000.00 for property damage arising out of any one occurrence or in any increased amount reasonably required by Lender;

                  (c) Workers' Compensation Insurance for contractors in an amount not less than the statutory minimum; and

                  (d) Such other insurance as Lender reasonably may require.



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All Insurance Policies shall (1) be issued by companies reasonably satisfactory to Lender and in form and substance satisfactory to Lender; (2) contain a loss payable clause naming Lender, as mortgagee, together with the standard mortgage clause in the form set forth on EXHIBIT D attached hereto; and (3) have a provision giving Lender thirty (30) days prior notice of cancellation or material change of the coverage.

         1.27 LENDER: The term "LENDER" shall mean the Lender named in the first paragraph of this Loan Agreement.

         1.28 LOAN: The term "LOAN" shall mean the Loan by Lender to Borrower, in the amount set forth in the first paragraph of this Loan Agreement, not to exceed, in the aggregate, the costs of labor, materials, and services supplied for the development of the Improvements, as specified in the Approved Budget, and all other expenses incident to the acquisition and development of the Property, all as specified in the Approved Budget; and which loan is for "ACQUISITION LAND" as described in the Master Loan Agreement, and constitutes a portion of the Line of Credit.

         1.29 LOAN COMMITMENT FEE: The term "LOAN COMMITMENT FEE" shall mean the sum of money set forth on EXHIBIT B attached hereto, to be paid to Lender on the date hereof.

         1.30 LOAN INSTRUMENTS: The term "LOAN INSTRUMENTS" shall mean this Loan Agreement, the Master Loan Agreement, the Mortgage, the Note, the Guaranty, the Financing Statements, and such other instruments evidencing, securing, governing, guaranteeing or otherwise pertaining to the Loan as shall, from time to time, be executed and/or delivered by Borrower, Guarantor. or any other party to Lender pursuant to this Loan Agreement, including, without limitation, each Affidavit of Borrower, each Application for Advance, and the Approved Budget.

         1.31 LOAN MATURITY DATE: The term "LOAN MATURITY DATE" shall mean the maturity date as set forth in Paragraph 11 of Exhibit A to the Master Loan Agreement.

         1.32 MORTGAGE: The term "MORTGAGE" shall mean the Mortgage securing the payment of the Note and the payment and performance of all obligations specified in the Mortgage and this Loan Agreement, and evidencing a valid and enforceable lien on the Property.

         1.33 NOTE: The term "NOTE" shall mean that certain Revolving Promissory Note from Borrower to Lender dated of even date herewith in the stated amount of TWENTY SIX MILLION SEVEN HUNDRED EIGHTY SEVEN THOUSAND TWO HUNDRED AND NO/100 DOLLARS ($26,787,200), and evidencing the Line of Credit, a portion of which constitutes the Loan.

         1.34 PLANS: The term "PLANS" shall mean the final working drawings and specifications for the construction of the Improvements.

         1.35 PROPERTY: The term "PROPERTY" shall mean the real property described in EXHIBIT A attached hereto and incorporated herein by reference, together with the Improvements and all other property constituting the "Mortgaged Property," as described in the Mortgage.



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         1.36 PURCHASE AGREEMENTS: The term "PURCHASE AGREEMENTS" shall mean those agreements (if any) for the sale and purchase of Developed Lots entered into by Borrower, as more particularly identified on EXHIBIT D attached hereto and made a part hereof.

         1.37 PURCHASERS: The term "PURCHASERS" shall mean those parties named as purchasers or buyers pursuant to the Purchase Agreements (if any).

         1.38 PURCHASES: The term "PURCHASES" shall mean the purchase of Developed Lots by Purchasers under the Purchase Agreements (if any).

         1.39 SURVEY: The term "SURVEY" shall mean a current certified survey of the Property satisfying certain requirements as set forth on EXHIBIT D attached hereto and/or a recorded plat or map of the Developed Lots, as required by Lender, which plat or map shall be approved and accepted by all Governmental Authorities having jurisdiction over any of the Property and by all utility companies whose services are required for the proposed use of the Property.

         1.40 THIRD PARTY INDEBTEDNESS: The term "THIRD PARTY INDEBTEDNESS" shall mean any indebtedness or obligation now or hereafter owing by Borrower or Guarantor to any other lender or third party.

         1.41 TITLE COMPANY: The term "TITLE COMPANY" shall mean the Title Company named on EXHIBIT D attached hereto.

         1.42 TITLE INSURANCE: The term "TITLE INSURANCE" shall mean a title insurance policy, together with any endorsements thereto and title searches or services related thereto as Lender may require during the term of the Loan, in the amount of the Loan, insuring or committing to insure that the Mortgage constitutes a valid lien covering the Property having the priority required by Lender and subject only to those exceptions and encumbrances which Lender may approve, issued by the Title Company.

                                    ARTICLE 2

                              ADVANCES OF THE LOAN

         2.1 COMMITMENT OF LENDER: Subject to the conditions hereof and of the Master Loan Agreement, and provided that no Event of Default shall then exist, Lender will make Advances to Borrower in accordance with this Loan Agreement and the Master Loan Agreement.

         2.2 INTEREST ON THE LOAN: Interest on the Loan, at the rate specified in the Note, shall be computed on the unpaid principal balance which exists from time to time and shall be computed with respect to each Advance only from the date of such Advance.

         2.3 ADVANCES: From time to time but not more frequently than as specified in EXHIBIT D hereto, Borrower shall submit an Application for Advance to Lender requesting an Advance for the payment of costs of labor, materials,


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and services supplied for the construction of the Improvements or for the payment of other costs and expenses incident to the Loan, the acquisition of the property, or the construction of the Improvements, and specified in the Approved Budget. Lender may require an inspection of and an acceptable report on the Improvements by the Inspecting Engineers prior to making any Advance. Subsequent to actual commencement of construction of the Improvements, Advances for the payment of costs of labor, materials, and services supplied for the construction of the Improvements shall be made by Lender, upon compliance by Borrower with this Loan Agreement and the Master Loan Agreement, for work actually done during the preceding period. Advances for payment of costs of construction of the Improvements shall not exceed the aggregate of (a) the costs of labor, materials, and services incorporated into the Improvements in a manner acceptable to Lender, plus (b) if approved by Lender, the purchase price of all uninstalled materials to be utilized in the construction of the Improvements stored on the Property, or elsewhere with the written consent of, and in a manner acceptable to, Lender, less (c) retainage, if any, as set forth on EXHIBIT D attached hereto, and less (d) all prior Advances for payment of costs of labor, materials, and services for the construction of the Improvements, and further subject to any further limitations and provisions in the Master Loan Agreement. Each Application for Advance shall be submitted by Borrower to Lender a reasonable time (but not less than seven [7] days) prior to the date on which an Advance is desired by Borrower. Lender shall have no obligation to make the final Advance, including all retainage, if any, until Lender has received the following: (1) a completion certificate from the Inspecting Engineers, if any,
(2) evidence that all Governmental Requirements have been satisfied, (3) evidence that no mechanics' or materialmen's lien or other encumbrance has been filed and remains in effect against the Property, (4) final lien releases or waivers by Engineer, Contractor, and all subcontractors, materialmen, and other parties who have supplied labor, materials, or services for the construction of the Improvements, or who otherwise might be entitled to claim a contractual, statutory, or constitutional lien against the Property, and (5) if available under local rules, the endorsement and extension of the Title Insurance to acknowledge completion of construction, without any encroachment, and compliance with all applicable matters of public record and Governmental Requirements, with no additional exception objectionable to Lender.

         2.4 CONDITIONS TO THE FIRST ADVANCE: As a condition precedent to the first Advance hereunder, Borrower must satisfy the conditions set forth in
Section 2 of the Master Loan Agreement and the conditions required hereby and execute and deliver to, procure for and deposit with, and pay to Lender, and if appropriate, record in the proper records with all filing and recording fees paid, the documents, certificates, and other items described in EXHIBIT B attached hereto and incorporated herein by reference, together with such other documents, instruments, and certificates as Lender may reasonably require from time to time. In addition, as a condition precedent to the first Advance for labor, materials, or construction services (whether or not it is the first Advance), Borrower and each original Contractor shall have jointly executed and recorded with the county clerk of the county in which the Property is situated an affidavit or notice of commencement of work, in form and substance approved by Lender, which contains the information required by Chapter 713, Florida Statutes, provided further that the date of commencement of work specified in such affidavit shall be subsequent to the date of recordation of the Mortgage. Such affidavit shall be executed and recorded after the date the work actually commenced, but not later than the 30th day thereafter.



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         2.5 CONDITIONS TO SUBSEQUENT ADVANCES: As a condition precedent to each
 Advance, in addition to all other requirements herein, Borrower must satisfy the following requirements and, if required by Lender, deliver to Lender evidence of such satisfaction:

                  (a) All conditions precedent to the first Advance shall have been satisfied;

                  (b) There shall then exist no Event of Default;

                  (c) The representations and warranties made in this Loan Agreement shall be true and correct on and as of the date of each Advance, with the same effect as if made on that date;

                  (d) At Lender's election, a bills-paid affidavit may be required from each original contractor and subcontractor to be submitted with each Application for Advance;

                  (e) Borrower will procure and deliver to Lender, if required by Lender, releases or waivers of mechanics' liens, or with respect to matters which are contested pursuant to SECTION 4.22 evidence of compliance with the requirements of SECTION 4.22, and receipted bills showing payment through a date not earlier than the date of the immediately preceding Advance of all parties who have furnished materials or services or performed labor of any kind in connection with the construction of any of the Improvements;

                  (f) The Title Insurance shall be endorsed and extended in form and substance satisfactory to Lender, if available under local rules, to cover each Advance with no additional title exception objectionable to Lender; and

                  (g) All other conditions to advances as set forth in the Master Loan Agreement shall be satisfied.

         2.6 REALLOCATION OF APPROVED BUDGET: Lender reserves the right to make Advances which are allocated to any of the designated items in the Approved Budget for such other purposes or in such different proportions as Lender may, in its sole discretion, deem necessary or advisable. Borrower may not reallocate items of cost or change the Approved Budget without the prior written consent of Lender (subject, however, to Section 4(a) of the Master Loan Agreement).

         2.7 NO WAIVER: No Advance shall constitute a waiver of any condition precedent to the obligation of Lender to make any further Advance or preclude Lender from thereafter declaring the failure of Borrower to satisfy such condition precedent to be an Event of Default.

         2.8 CONDITIONS PRECEDENT FOR THE BENEFIT OF LENDER: All conditions precedent to the obligation of Lender to make any Advance are imposed hereby solely for the benefit of Lender, and no other party may require satisfaction of any such condition precedent or be entitled to assume that Lender will refuse to make any Advance in the absence of strict compliance with such conditions precedent. All requirements of this Loan Agreement may be waived by Lender, in whole or in part, at any time.

         2.9 SUBORDINATION: Lender shall not be obligated to make, nor shall Borrower be entitled to, any Advance until such time as Lender shall have received, to the extent requested by Lender, subordination agreements from Engineer, Contractor, and all other persons furnishing labor, materials, or services for the design or construction of the Improvements, subordinating to the lien of the Mortgage any lien, claim, or charge they may have against Borrower or the Property.

                                    ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF BORROWER

         Borrower hereby represents and warrants as follows:

         3.1 FINANCIAL STATEMENTS: The Financial Statements are true, correct, and complete in all material respects as of the dates specified therein and fully and accurately present the financial condition of Borrower and, if required and to Borrower's knowledge, of Guarantor as of the dates specified. No material adverse change has occurred in the financial condition of Borrower or, to Borrower's knowledge, of Guarantor since the dates of the Financial Statements.

         3.2 SUITS, ACTIONS, ETC.: There are no conditions, circumstances, events, agreements, or material actions, suits, or proceedings pending or to the knowledge of Borrower threatened in any court or before or by any Governmental Authority against or affecting Borrower, Guarantor, or the Property, or involving the validity, enforceability, or priority of any of the Loan Instruments, at law or in equity. The consummation of the transactions contemplated hereby, and the performance of any of the terms and conditions hereof and of the other Loan Instruments, will not result in a breach of, or constitute a default in, any mortgage, deed of trust, lease, promissory note, loan agreement, credit agreement, partnership agreement, or other agreement to which Borrower or, to Borrower's knowledge, Guarantor is a party or by which Borrower or, to Borrower's knowledge, Guarantor may be bound or affected. Neither Borrower nor, to Borrower's knowledge, any Guarantor is in default under any Governmental Requirements.

         3.3 VALID AND BINDING OBLIGATION: All of the Loan Instruments, and all other documents referred to herein to which Borrower or, to Borrower's knowledge, Guarantor is a party, upon execution and delivery will constitute duly authorized, valid and binding obligations of Borrower and, to Borrower's knowledge, of Guarantor, enforceable in accordance with their terms except as limited by Debtor Relief Laws. No basis presently exists for any claims against Lender under the Loan Instruments and enforcement of the Loan Instruments is subject to no defenses.

         3.4 TITLE TO THE PROPERTY: Borrower holds, or prior to the first Advance will hold, full legal and equitable title to the Property subject only to title exceptions set forth in the Title Insurance.

         3.5 [Intentionally Omitted]

         3.6 INTERSTATE LAND SALES ACT: Borrower's development of the Property and the sale or lease of the Property by Borrower are exempt (and shall remain exempt) from the registration and any requirements of the Interstate Land Sales Full Disclosure Act and the Florida Land Sales Practices Act and the regulations promulgated thereunder.

         3.7 DISCLOSURE: There is no fact known to Borrower that Borrower or, to Borrower's knowledge, Guarantor has not disclosed to Lender in writing that could materially adversely affect the property, business or financial condition of Borrower, Guarantor or the Property.

         3.8 COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS; NO HAZARDOUS MATERIALS:

                  (a) To the best of Borrower's knowledge, no Hazardous Materials are located on the Property or have been released into the environment, or deposited, discharged, placed or disposed of at, on, under or near the Property. To the best of Borrower's knowledge, no portion of the Property is being used or has ever been used at any previous time, for the disposal, storage, treatment, processing or other handling of Hazardous Materials and the Property is not affected by any Hazardous Materials Contamination.

                  (b) To the best of Borrower's knowledge, no Hazardous Materials are located in the vicinity of the Property, no property adjoining the Property is being used or has ever been used for the disposal, storage, treatment, processing or other handling of Hazardous Materials, and any other property adjoining the Property is not affected by Hazardous Materials Contamination.

                  (c) To the best of Borrower's knowledge, no asbestos or asbestos containing materials have been installed, used, incorporated into, or disposed of on the Property.

                  (d) To the best of Borrower's knowledge, no polychlorinated biphenyls are located on or in the Property, in the form of electrical transformers, fluorescent light fixtures with ballasts, cooling oils, or any other device or form.

                  (e) To the best of Borrower's knowledge, no underground storage tanks are located on the Property or were located on the Property and subsequently removed or filled.

                  (f) To the best of Borrower's knowledge, no investigation, administrative order or notice, consent order and agreement, litigation or settlement with respect to Hazardous Materials or Hazardous Materials Contamination is proposed, threatened, anticipated or in existence with respect to the Property: To the best of Borrower's knowledge, the Property and its existing and prior uses comply and at all times have complied with any applicable Governmental Requirements relating to environmental matters or Hazardous Materials. To the best of Borrower's knowledge, there is no condition on the Property which is in violation of any applicable Governmental Requirements relating to

         Hazardous Materials, and Borrower has received no communication from or on behalf of any Governmental Authority that any such condition exists. To the best of Borrower's knowledge, the Property is not currently on and after diligent investigation and inquiry, has never been on any federal or state "Superfund" or "Superlien" list, and Borrower is not aware that the Property is anticipated or threatened to be placed on such list.

                  (g) All representations and warranties contained in this Section shall survive the consummation of the transactions contemplated in this Loan Agreement.

Notwithstanding that the foregoing warranties and representations are "to the best of Borrower's knowledge," the existence of any of the foregoing at any time during the term of the Loan shall, at Lender's option, constitute an Event of Default hereunder and under any other of the Loan Instruments.

         3.9 INDUCEMENT TO LENDER: The representations and warranties contained in the Loan Instruments are made by Borrower and Guarantor as an inducement to Lender to make the Loan and Borrower and Guarantor understand that Lender is relying on such representations and warranties and that such representations and warranties shall remain true and correct so long as any part of the Loan remains outstanding and shall survive any (a) bankruptcy, insolvency, receivership or other proceedings arising under any Debtor Relief Laws involving Borrower, Guarantor or the Property, (b) foreclosure of the Mortgage, or (c) conveyance of title to the Property in lieu of foreclosure of the Mortgage.

         3.10 SUBMITTALS: The Loan Instruments and all financial statements, budgets, schedules, opinions, certificates, confirmations, Contractors' statements, applications, rent rolls, affidavits, agreements, any Construction Contract, any Engineering Contract, any Plans and other materials submitted to Lender in connection with or in furtherance of the Loan Instruments by or on behalf of Borrower, any Guarantor or any third party, fully and fairly state the matters with which they purport to deal, and neither misstate any material fact nor, separately or in the aggregate, fail to state any material fact necessary to make the statements made not misleading.

         3.11 UTILITY AVAILABILITY: Subject only to payment of fees to be paid from the Approved Budget, all utility and municipal services required for the construction, occupancy and operation of the Improvements, including, but not limited to, water supply, storm and sanitary sewer systems, gas, electric and telephone facilities are available for use and tap-on at the boundaries of the Property or will be available when constructed or installed as part of the Improvements, and written permission has been or will be obtained from the applicable utility companies or municipalities to connect the Improvements into each of said services.

         3.12 SYSTEM COMPLIANCE: The storm and sanitary sewer system, water system and all mechanical systems of the Property do (or when constructed will) comply with all applicable environmental, pollution control and ecological laws, ordinances, rules and regulations, and the applicable environmental protection agency, pollution control board and/or other Governmental Authorities having jurisdiction of the Property have issued or will issue their permits for the construction, tap-on and operation of those systems.

         3.13 NO DEFAULT: No default, and no circumstances or events which with the passing of time or giving of notice, or both, would constitute a default, presently exists under any of the Loan Instruments.

                                    ARTICLE 4

                      COVENANTS AND AGREEMENTS OF BORROWER

         Borrower hereby covenants and agrees as follows:

         4.1 COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS: Borrower shall timely comply with all Governmental Requirements and deliver to Lender evidence thereof. Borrower assumes full responsibility for the compliance of the Plans and the Property with all Governmental Requirements and with sound building and engineering practices and, notwithstanding any approvals by Lender, Lender shall have no obligation or responsibility whatsoever for the Plans or any other matter incident to the Property or the construction of the Improvements. Upon receipt by Borrower of any notice from a Governmental Authority of non-compliance with any Governmental Requirements, Borrower shall promptly provide Lender with notice thereof.

         4.2 CONSTRUCTION CONTRACT: Borrower shall become party to no contract, including any Construction Contract, for the performance of any work on the Property or for the supplying of any labor, materials, or services for the construction of the Improvements except upon such terms and with such parties as shall be reasonably approved in writing by Lender. Any Construction Contract shall provide that all liens and security interests of the Contractor are subordinate to the Mortgage and that the Contractor waives any right to remove removable improvements and shall require all subcontracts and purchase orders to contain a provision subordinating the subcontractors' and materialmen's liens and security interests to the Mortgage and waiving any right to remove removable improvements. Any Construction Contract shall also provide that no change order shall be effective without the prior written approval of Lender except for nonstructural changes which do not change the cost of construction by more than $25,000.00 as to any one change or $50,000.00 in the aggregate; provided, further, no change order shall be effective until the consent of all Governmental Authorities required to be obtained is obtained. No approval by Lender of any Construction Contract or change order shall make Lender responsible for the adequacy, form, or content of such Construction Contract or change order. Borrower will not suffer or permit any breach or default to occur in any of the obligations of Borrower under any Construction Contract nor suffer or permit the same to terminate by reason of any failure of Borrower to meet any requirement thereof including those with respect to any time limitation within which the Improvements are to be completed and available for occupancy; Borrower will keep all Construction Contracts in full force and effect and promptly notify the Lender of any default thereunder; Borrower will comply with all conditions of all Construction Contracts and will execute all documents necessary for the consummation of the transactions contemplated thereby.

         4.3 CONSTRUCTION OF THE IMPROVEMENTS: Borrower shall commence construction of the Improvements within thirty (30) days from the date hereof, and the construction of the Improvements shall be prosecuted with diligence and continuity, in a good and workmanlike manner, and in accordance with sound building and engineering practices, all applicable Governmental Requirements, the Plans, and the requirements of any Purchase Agreement. Borrower shall complete construction of the Improvements on or before the Completion Date, free and clear of all liens or claims of any person or entity that could result in the filing of any lien (except those, if any, for which Borrower has furnished a bond or other security in compliance with SECTION 4.22 hereof), and shall not permit cessation of work for a period in excess of fifteen (15) consecutive days without the prior written consent of Lender, except for causes beyond the reasonable control of Borrower or Contractor, and then not more than fifteen (15) additional consecutive days in any event without such consent provided that Borrower is proceeding diligently in all other respects.

         4.4 CORRECTION OF DEFECTS: Borrower shall correct or cause to be corrected (a) any material defect in the Improvements, (b) any material departure in the construction of the Improvements from the Plans, the Governmental Requirements, or the requirements of any Purchase Agreement, or
 (c) any encroachment by any part of the Improvements or any other structure located on the Property on any building line, easement, property line, or restricted area.

         4.5 STORAGE OF MATERIALS: Borrower shall cause all materials supplied for, or intended to be utilized in, the construction of the Improvements, but not affixed to or incorporated into the Improvements or the Property, to be stored on the Property or at such other location as may be reasonably approved by Lender in writing, with adequate safeguards as required by Lender, to prevent loss, theft, damage, or commingling with other materials or projects.

         4.6 INSPECTION OF THE PROPERTY: Borrower shall permit Lender, the Inspecting Engineer and any Governmental Authority, and their agents and representatives, to enter upon the Property and any location where materials intended to be utilized in the construction of the Improvements are stored for the purpose of inspection of the Property and such materials at all reasonable times.

         4.7 NOTICES BY GOVERNMENTAL AUTHORITY, CASUALTY, CONDEMNATION: Borrower shall timely comply with and promptly furnish to Lender within five (5) days true and complete copies of any notice or claim by any Governmental Authority pertaining to the Property. Borrower shall promptly notify Lender of any fire or other casualty or any notice of taking or eminent domain action or proceeding affecting the Property.

         4.8 SPECIAL ACCOUNT: Borrower shall maintain a special account at a bank selected by Borrower, reasonably satisfactory to Lender, into which all Advances and any other amounts or payments arising in connection with the ownership and operation of the Property, excluding direct disbursements made by Lender pursuant to SECTION 4.11 hereof, shall be deposited by Borrower, and against which checks shall be drawn only for the payment of (a) costs of labor, materials, and services supplied for the construction of the Improvements specified in the Approved Budget, and (b) other costs and expenses incident to the Loan, the Property, and the construction of the Improvements specified in the Approved Budget.

         4.9 APPLICATION OF ADVANCES: Borrower shall disburse all Advances for payment of costs and expenses specified in the Approved Budget, and for no other purpose.

         4.10 BORROWER'S DEPOSIT: If Lender reasonably determines at any time that the unadvanced portion of the Loan will be insufficient for payment in full of (a) costs of labor, materials, and services required for the construction of the Improvements, (b) other costs and expenses specified in the Approved Budget, (c) interest from time to time owing or to become owing on the Loan, (d) other costs and expenses required to be paid in connection with the construction of the Improvements in accordance with the Plans and any Governmental Requirements, and (e) other costs and expenses arising in connection with the ownership, operation, development and/or construction of the Property, then Borrower shall, within ten (10) days of Lender's written request, deposit with Lender such sums (collectively, the "BORROWER'S DEPOSIT") as Lender may deem reasonably necessary, in addition to the Loan, for the completion of the Improvements, the payment of all costs in connection with the construction of the Improvements, and the performance of any obligation of Borrower to Lender. Borrower hereby agrees that Lender (a) shall have a security interest in any Borrower's Deposit, and (b) may apply any proceeds of any Borrower's Deposit for the purposes contemplated herein without any further consent or action on Borrower's part. Lender shall not be required to pay interest on such Borrower's Deposit. Lender may advance all or a portion of the Borrower's Deposit prior to any portion of the Loan proceeds. Borrower shall promptly notify Lender in writing if and when the cost of the construction of the Improvements exceeds, or appears likely to exceed, the amount of the unadvanced portion of the Loan and the unadvanced portion of the Borrower's Deposit.

         4.11 DIRECT DISBURSEMENT AND APPLICATION BY LENDER: Lender shall have the right, but not the obligation, to disburse and directly apply the proceeds of any Advance to the satisfaction of any of Borrower's obligations hereunder or under any other of the Loan Instruments. Any Advance by Lender for such purpose. except Borrower's Deposit, shall be part of the Loan and shall be secured by the Loan Instruments. Borrower hereby authorizes Lender to hold, use, disburse, and apply the Loan and the Borrower's Deposit for payment of costs of construction of the Improvements, expenses incident to the Loan and the Property, and the payment or performance of any obligation of Borrower hereunder or under any other of the Loan Instruments. Borrower hereby assigns and pledges the proceeds of the Loan and the Borrower's Deposit to Lender for such purposes. Lender may advance and incur such expenses as Lender deems necessary for the completion of construction of the Improvements and to preserve the Property, the Purchase Agreements (if any), and any other security for the Loan, and such expenses, even though in excess of the amount of the Loan, shall be secured by the Loan Instruments, and payable to Lender upon demand. Lender may disburse any portion of any Advance at any time, and from time to time, to persons other than Borrower for the purposes specified in this
 SECTION 4.11 irrespective of the provisions of SECTION 2.3 hereof, and the amount of Advances to which Borrower shall thereafter be entitled shall be correspondingly reduced.

         4.12 COSTS AND EXPENSES: Borrower shall pay when due all costs and expenses required by this Loan Agreement, including, without limitation, (a) all taxes and assessments applicable to the Property, (b) all fees for filing or recording the Loan Instruments, (c) all fees and commissions lawfully due to brokers, salesmen, and agents in connection with the Loan or the Property, (d) all reasonable fees and expenses of counsel to Lender, (e) all title insurance and title examination charges, including premiums for the Title Insurance, (f) all survey costs and expenses, including the cost of the Survey, (g) all premiums for the Insurance Policies, and (h) all other reasonable costs and expenses payable to third parties incurred by Lender in connection with the consummation of the transactions contemplated by this Loan Agreement, including, without limitation, all renewals, extensions, modifications, increases or refinancings thereof.

         4.13 ADDITIONAL DOCUMENTS: Borrower shall execute and deliver to Lender, from time to time as requested by Lender, such other documents as shall reasonably be necessary to provide the rights and remedies to Lender granted or provided for by the Loan Instruments.

         4.14 INSPECTION OF BOOKS AND RECORDS: Borrower shall permit Lender, at all reasonable times, to examine and copy the books and records of Borrower pertaining to the Loan and the Property, and all contracts, statements, invoices, bills, and claims for labor, materials, and services supplied for the construction of the Improvements. If Lender shall examine the aforesaid books and records, Borrower shall pay within ten (10) days of written demand by Lender, subject to SECTION 6.6 hereof, reasonable examination fees and expenses incurred by Lender as a result of such examination.

         4.15 NO LIABILITY OF LENDER: Lender shall have no liability, obligation, or responsibility whatsoever with respect to the construction of the Improvements except to advance the Loan and the Borrower's Deposit pursuant to this Loan Agreement. Lender shall not be obligated to inspect the Property or the construction of the Improvements, nor be liable for the performance or default of Borrower, Engineer, the Inspecting Engineers, Contractor, or any other party, or for any failure to construct, complete, protect, or insure the Improvements, or for the payment of costs of labor, materials, or services supplied for the construction of the Improvements, or for the performance of any obligation of Borrower whatsoever. Nothing, including, without limitation, any Advance or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, to any party by Lender.

         4.16 NO CONDITIONAL SALE CONTRACTS, ETC.: No materials, equipment, or fixtures shall be supplied, purchased, or installed for the construction or operation of the Improvements pursuant to security agreements, conditional sale contracts, lease agreements, or other arrangements or understandings whereby a security interest or title is retained by any party or the right is reserved or accrues to any party to remove or repossess any materials, equipment, or fixtures intended to be utilized in the construction or operation of the Improvements.

         4.17 DEFENSE OF ACTIONS: Lender may (but shall not be obligated to) commence, appear in, or defend any action or proceeding purporting to affect the Loan, the Property, or the respective rights and obligations of Lender and Borrower pursuant to this Loan Agreement. Lender may (but shall not be obligated to) pay all necessary expenses, including reasonable attorneys' fees and expenses incurred in connection with such proceedings or actions, which Borrower agrees to repay to Lender within ten (10) days of written demand; provided, however, in any proceeding or lawsuit between Borrower and Lender, if Borrower is the prevailing party, Borrower shall not be obligated to pay Lender's attorneys' fees.

         4.18 ASSIGNMENT OF CONSTRUCTION CONTRACT: As additional security for the payment of the Loan, Borrower hereby transfers and assigns to Lender all of Borrower's rights and interest, but not its obligations, in, under, and to any Construction Contract, whether now existing or hereafter entered into, upon the following terms and conditions:

                  (a) Borrower represents and warrants that the copy of each Construction Contract it has furnished to Lender is a true and complete copy thereof and that Borrower's interest therein is not subject to any claim, setoff, or encumbrance.

                  (b) Neither this assignment nor any action by Lender shall constitute an assumption by Lender of any obligations under any Construction Contract, and Borrower shall continue to be liable for all obligations of Borrower thereunder, Borrower hereby agreeing to perform all of its obligations under any Construction Contract. Borrower indemnifies and holds Lender harmless against and from any loss, cost, liability, or expense (including, but not limited to, reasonable attorneys' fees) resulting from any failure of Borrower to so perform.

                  (c) Lender shall have the right at any time (but shall have no obligation) to take in its name or in the name of Borrower such action as Lender may at any time determine to be necessary or advisable to cure any default under any Construction Contract or to protect the rights of Borrower or Lender thereunder. Lender shall incur no liability if any action so taken by it or in its behalf shall prove to be inadequate or invalid, and Borrower agrees to hold Lender free and harmless against and from any loss, cost, liability or expense (including, but not limited to, reasonable attorneys' fees) incurred in connection with any such action.

                  (d) Borrower hereby irrevocably constitutes and appoints Lender as Borrower's attorney-in-fact, in Borrower's name or in Lender's name, to enforce all rights of Borrower under any Construction Contract.

                  (e) Prior to an Event of Default, Borrower may exercise its rights as Owner under any Construction Contract, provided that Borrower shall not cancel or amend any Construction Contract or do or suffer to be done any act which would impair the security constituted by this assignment without the prior written consent of Lender.

                  (f) This assignment shall inure to the benefit of Lender, its successors and assigns, including any purchaser upon foreclosure of the Mortgage, any receiver in possession of the Property, and any corporation formed by or on behalf of Lender which assumes Lender's rights and obligations under this Loan Agreement.

         4.19 ASSIGNMENT OF PLANS: As additional security for the payment of the Loan, Borrower hereby transfers and assigns to Lender all of Borrower's right, title, and interest in and to the Engineering Contract and Plans, whether now existing or hereafter entered into or prepared, and hereby represents and warrants to and agrees with Lender as follows:

                  (a) The schedule of the Plans delivered to Lender is a complete and accurate description of the Plans and there have been no modifications thereof except as described in such schedule.

                  (b) The Plans are complete and adequate in all material respects for the construction of the Improvements, which, when built and equipped in accordance therewith, shall be ready for the intended use thereof. When completed in accordance with the Plans, the Improvements will not encroach upon any building line, set back line, sideyard line, or any recorded or visible easement (or other easement of which Borrower is aware or has reason to believe may exist) which exists with respect to the Property. The Plans shall not be modified without the prior written consent of Lender, other than to make changes on non-structural items which do not change the cost of construction by more than $25,000.00 as to any one change or $50,000.00 in the aggregate; provided, further, no changes shall be made to the Plans until the consent of all Governmental Authorities required to be obtained is obtained.

                  (c) Lender may use the Plans for any purpose relating to the Improvements, including, but not limited to, inspections of construction and the completion of the Improvements.

                  (d) Lender's acceptance of this assignment shall not constitute approval of the Plans by Lender. Lender has no liability or obligation whatsoever in connection with the Plans and no responsibility for the adequacy thereof or for the construction of the Improvements contemplated by the Plans. Lender has no duty to inspect the Improvements, and if Lender should inspect the Improvements, Lender shall have no liability or obligation to Borrower arising out of such inspection. No such inspection nor any failure by Lender to make objections after any such inspection shall constitute a representation by Lender that the Improvements are in accordance with the Plans or constitute a waiver of Lender's right thereafter to insist that the Improvements be constructed in accordance with the Plans.

                  (e) This assignment shall inure to the benefit of Lender, its successors and assigns, including any purchaser upon foreclosure of the Mortgage, any receiver in possession of the Property, and any corporation formed by or on behalf of Lender which assumes Lender's rights and obligations under this Loan Agreement.

         4.20 ASSIGNMENT OF PURCHASE AGREEMENTS: As additional security for payment of the Loan, Borrower hereby transfers and assigns to Lender, to the extent assignable, the full interests of Borrower in the Purchase Agreements, if any, including, but not limited to, Borrower's right to receive funds deposited, escrowed or otherwise paid by Purchaser under the Purchase Agreements (if any). Borrower agrees to consummate the Purchases in accordance with the terms of the Purchase Agreements (if any) and prior to the expiration(s) thereof. The Purchase Agreements (if any) shall not be modified without the prior written consent of Lender.

         4.21 PROHIBITION ON ASSIGNMENT OF BORROWER'S INTEREST: Borrower shall not assign or encumber any interest of Borrower hereunder or under the Loan Instruments without the prior written consent of Lender.

         4.22 PAYMENT OF CLAIMS: Borrower shall promptly pay or cause to be paid when due all costs and expenses incurred in connection with the Property and the construction of the Improvements, and Borrower shall keep the Property and any funds due the Contractor free and clear of any lien, security interest, charge, or claim other than the encumbrance of the Mortgage and other liens or security interests approved in writing by Lender. Notwithstanding anything to the contrary contained in this Loan Agreement, Borrower (1) may contest the validity or amount of any claim of any contractor, consultant, engineer, architect, or other person providing labor, materials, or services with respect to the Property, (2) may contest any tax or special assessments levied by any Governmental Authority, and (3) may contest the enforcement of or compliance with any Governmental Requirements, and such contest on the part of Borrower shall not be a default hereunder and shall not release Lender from its obligations to make Advances hereunder; provided, however, that during the pendency of any such contest, Borrower shall furnish to Lender and Title Company an indemnity bond with corporate surety satisfactory to Lender and Title Company or other security acceptable to them in an amount equal to the amount being contested plus a reasonable additional sum to cover possible costs, interest, and penalties, and provided further that Borrower shall pay any amount adjudged by a court of competent jurisdiction to be due, with all costs, interest, and penalties thereon, before such judgment becomes a lien on the Property.

         4.23 RESTRICTIONS AND ANNEXATION: Borrower shall not impose any restrictive covenants, easements or other encumbrances upon the Property, or execute or file any subdivision plat affecting the Property which is not contemplated by the Loan Instruments, or consent to the annexation of the Property to any city, without the prior written consent of Lender (which consent shall not be unreasonably withheld).

         4.24 ADVERTISING BY LENDER: Borrower agrees that during the term of the Loan, Lender may erect and Borrower shall maintain (all at Lender's expense) on the Property one or more advertising signs indicating that the construction financing for the Property has been provided by Lender, provided such signage complies with all applicable laws.

         4.25 CURRENT FINANCIAL STATEMENTS: Borrower shall provide Lender with Financial Statements of Borrower, each Guarantor, and any other party liable for the debt evidenced by the Loan Instruments, in accordance with and as provided in the Master Loan Agreement and the other Loan Instruments. Borrower and Guarantor shall, in addition, deliver to Lender such other financial statements, budgets, reports and other information regarding Borrower and Guarantor, any other party liable for the debt evidenced by the Loan Instruments, the Improvements or the Property as Lender may reasonably require from time to time during the period of the Loan.

         4.26 INSPECTION FEES: Borrower shall pay to Lender the amount set forth on EXHIBIT B hereto, if any, as inspection fees to defray a portion of the cost incurred by Lender in having Inspecting Engineers inspect the construction of the Improvements. Such fees shall continue to be payable until the Improvements are finally completed, and shall be paid by direct advance by Lender to itself.

Such fees shall be in addition to the interest on the Loan, but shall be limited so that such fees and all charges constituting interest shall not, in the aggregate, exceed the maximum amount of interest permitted by applicable law.

         4.27 TAX RECEIPTS: Borrower shall furnish Lender with receipts or tax statements marked "Paid" to evidence the payment of all taxes levied on the Property on or before thirty (30) days prior to the date such taxes become delinquent.

         4.28 LOAN PARTICIPATIONS: Borrower acknowledges and agrees that Lender may, from time to time, sell or offer to sell interests in the Loan and the Loan Instruments to one or more participants. Borrower authorizes Lender to disseminate any information it has pertaining to the Loan, including, without limitation, complete and current credit information on Borrower, any of its principals and any Guarantor, to any such participant or prospective participant.

         4.29 NOTICE OF LITIGATION, CLAIMS, AND FINANCIAL CHANGE: Borrower shall promptly inform Lender of (a) any litigation against Borrower or, to Borrower's knowledge, against any Guarantor or affecting the Property, which, if determined adversely, might have a material adverse effect upon the financial condition of Borrower or any Guarantor or upon the Property, or might cause an Event of Default, (b) any claim or controversy which might become the subject of such litigation, and (c) any material adverse change in the financial condition of Borrower or any Guarantor. For purposes hereof, material adverse change shall mean a decline of fifteen percent (15%) in the net worth of Borrower or any Guarantor as shown on the Financial Statements delivered to Lender from time to time during the term hereof in connection with the Loan.

         4.30 HOLD HARMLESS: Borrower shall defend, at its own cost and expense, and hold Lender harmless from, any proceeding or claim in any way relating to the Property or the Loan Instruments (except to the extent arising out of the gross negligence or willful misconduct of Lender). All costs and expenses incurred by Lender in protecting its interests hereunder, including all court costs and reasonable attorneys' fees and expenses, shall be borne by Borrower. The provisions of this Section shall survive the payment in full of the Loan and all other indebtedness secured by the Mortgage and the release of the Mortgage as to events occurring and causes of action arising before such payment and release.

         4.31 HAZARDOUS MATERIALS; INDEMNIFICATION:

                  (a) Borrower agrees to (i) give notice to Lender immediately upon Borrower's acquiring knowledge of the presence of any Hazardous Materials on the Property or of any Hazardous Material Contamination with a full description thereof; (ii) promptly, at Borrower's sole cost and expense, comply with any Governmental Requirements requiring the removal, treatment or disposal of such Hazardous Materials or Hazardous Materials Contamination and provide Lender with satisfactory evidence of such compliance; and (iii) provide Lender, within thirty (30) days after demand by Lender, with a bond, letter of credit or similar financial assurance evidencing to Lender's satisfaction that the sufficient funds are available to pay the cost of removing, treating and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any assessments which may be established on the Property as a result thereof.

                  (b) Borrower shall not cause or suffer any liens to be recorded against the Property as a consequence of, or in any way related to, the presence, remediation or disposal of Hazardous Material in or about the Property, including any state, federal or local so-called "Superfund" lien relating to such matters.

                  (c) Borrower shall at all times retain any and all liabilities arising from the presence, handling, treatment, storage, transportation, removal or disposal of Hazardous Materials on the Property. Regardless of whether any Event of Default shall have occurred and be continuing or any remedies in respect of the Property are exercised by Lender, Borrower shall defend, indemnify and hold harmless Lender from and against any and all liabilities (including strict liability), suits, actions, claims, demands, penalties, damages (including, without limitation, lost profits, consequential damages, interest, penalties, fines and monetary sanctions), losses, costs or expenses (including, without limitation, consultants' fees, investigation and laboratory fees, reasonable attorneys' fees and remedial costs) (the foregoing are hereinafter collectively referred to as "LIABILITIES") which may now or in the future (whether before or after the culmination of the transactions contemplated by this Loan Agreement) be incurred or suffered by Lender by reason of, resulting from, in connection with, or arising in any manner whatsoever out of the breach of any warranty or covenant or the inaccuracy of any representation of Borrower contained or referred to in this Section or
         SECTION 3.8 of this Loan Agreement and Article 9 of the Mortgage or which may be asserted as a direct or indirect result of the presence on or under, or escape, seepage, leakage, spillage, discharge, emission or release from the Property of any Hazardous Materials or any Hazardous Materials Contamination or arise out of or result from the environmental condition of the Property or the applicability of any Governmental Requirements relating to Hazardous Materials, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of Borrower or Lender.

         Such Liabilities shall include, without limitation: (i) injury or death to any person; (ii) damage to or loss of the use of any property; (iii) the cost of any demolition and rebuilding of the Improvements, repair or remediation and the preparation of any activity required by any Governmental Authority; (iv) any lawsuit or proceeding brought or threatened, good faith settlement reached, or governmental order relating to the presence, disposal, release or threatened release of any Hazardous Material on, from or under the Property; and (v) the imposition of any lien on the Property arising from the activity of Borrower or Borrower's predecessors in interest on the Property or from the existence of Hazardous Materials or Hazardous Materials Contamination upon the Property.

         The covenants and agreements contained in this Section shall survive the consummation of the transactions contemplated by this Loan Agreement.

         4.32 DISCLAIMER OF CONSTRUCTION OR PERMANENT FINANCING: Borrower acknowledges and agrees that Lender has not made any commitments, either express or implied, to extend the term of the Loan (unless otherwise expressly provided herein) past the Loan Maturity Date or to provide Borrower with financing for the construction of any Improvements or any permanent financing other than those provided for in the Approved Budget.

         4.33 BROKERAGE COMMISSION: Borrower and Lender each represent to the other that such party has not incurred, directly or indirectly, any liability on behalf of the other party for the payment of any real estate brokerage commissions or finder's fees or any other compensation to any agents, brokers, finders or salesmen in connection with the Loan.

         4.34 PERIODIC APPRAISAL: Lender may obtain, at Borrower's expense, as often as required by Lender (but in no event more often than once in each calendar year) or more often as may be required by Governmental Requirements, an appraisal of any part of the Property prepared in accordance with written instructions from Lender by a third-party appraiser engaged directly by Lender (except that no such limitation shall apply upon the occurrence of an Event of Default). Each such appraiser and appraisal shall be satisfactory to Lender (including satisfaction of applicable regulatory requirements). The costs of each such appraisal shall be due and payable within ten (10) days of written demand, part of the Obligations, and secured by the Loan Documents.

         4.35 CERTAIN REGULATORY MATTERS: The proceeds of the Loan are not being used and shall not be used to purchase or carry any "MARGIN STOCK" within the meaning of REGULATION "U" of the Board of Governors of the Federal Reserve System, nor to extend credit to others for that purpose. Borrower is in compliance (and will comply) in all material respects with the Employee Retirement Income Security Act of 1974, as amended, and Borrower has not incurred (and will not incur) any liability to the Pension Benefit Guaranty Corporation or any Tribunal succeeding to any or all of its functions thereunder. Borrower is not a "foreign person" within the meaning of the Internal Revenue Code of 1986, SECTIONS 1445 AND 7701. Borrower is not, and no Person having "control" (as that term is defined in 12 U.S.C. ss. 375(B) (5) or in regulations promulgated pursuant thereto) of Borrower is, an "executive officer," director," or "person who directly or indirectly or in concert with one or more persons owns, controls, or has the power to vote more than ten percent (10%) of any class of voting securities (as those terms are defined in 12 U.S.C. ss. 375(b), or in regulations promulgated pursuant thereto) of (a) Lender, (b) a bank holding company of which Lender is a subsidiary, (c) any subsidiary of a bank holding company of which Lender is a subsidiary, (d) any bank at which Lender maintains a correspondent account, or (e) any bank which maintains a correspondent account with Lender.

         4.36 NOTICE OF COMMENCEMENT: After recordation of the Mortgage, Borrower and each original contractor shall jointly execute and record with the county clerk of the county in which the Property is situated a notice of commencement or a notice of recommencement of work, in form and substance approved by Lender, which contains the information required by Chapter 713, Florida Statutes, and Borrower shall otherwise comply with Section 6(a) of the Master Loan Agreement; with the date of commencement of work specified in such notice to be subsequent to the date of recordation of the Mortgage.

         4.37 CONSTRUCTION OF RESIDENCES: Borrower shall construct single-family residences upon the Developed Lots, pursuant to plans and specifications approved by Lender (and in accordance with all applicable Governmental

Requirements) and with funds from sources other than the Loan (except to the extent funded as a portion of the Line of Credit), and shall complete such construction with due diligence and continuity, in a good and workmanlike manner and in accordance with the Master Loan Agreement and the other Loan Instruments.

                                    ARTICLE 5

                          RIGHTS AND REMEDIES OF LENDER

         5.1 RIGHTS OF LENDER: Upon the occurrence of an Event of Default, Lender shall have the right, in addition to any other right or remedy of Lender, but not the obligation, in its own name or in the name of Borrower, to enter into possession of the Property; to perform all work necessary to complete the construction of the Improvements substantially in accordance with the Plans, Governmental Requirements, and the requirements of the Purchase Agreements (if any); and to employ watchmen and other safeguards to protect the Property. Borrower hereby appoints Lender as the attorney-in-fact of Borrower, with full power of substitution, and in the name of Borrower, if Lender elects to do so, upon the occurrence of an Event of Default, to (a) use such sums as are necessary,, including any proceeds of the Loan and the Borrower's Deposit, make such changes or corrections in the Plans, and employ such engineers, and contractors as may be required for the purpose of completing the construction of the Improvements substantially in accordance with the Plans, Governmental Requirements, and the requirements of the Purchase Agreements (if any), (b) execute all applications and certificates in the name of Borrower which may be required for completion of construction of the Improvements, (c) endorse the. name of Borrower on any checks or drafts representing proceeds of the Insurance Policies, or other checks or instruments payable to Borrower with respect to the Property, (d) do every act with respect to the construction of the Improvements which Borrower may do, and (e) prosecute or defend any action or proceeding incident to the Property. The power-of-attorney granted hereby is a power coupled with an interest and irrevocable. Lender shall have no obligation to undertake any of the foregoing actions, and if Lender should do so, it shall have no liability to Borrower for the sufficiency or adequacy of any such actions taken by Lender.

         5.2 ACCELERATION: Upon the occurrence of an Event of Default, Lender may, at its option, declare the Loan immediately due and payable without notice of any kind.

         5.3 CESSATION OF ADVANCES: Upon the occurrence of an Event of Default, the obligation of Lender to disburse the Loan and the Borrower's Deposit and all other obligations of Lender hereunder shall, at Lender's option, immediately terminate.

         5.4 FUNDS OF LENDER: Any funds of Lender used for any purpose referred to in this ARTICLE 5 shall constitute Advances secured by the Loan Instruments and shall bear interest at the rate specified in the Note to be applicable after default thereunder (beyond any applicable cure or grace period).

         5.5 NO WAIVER OR EXHAUSTION: No waiver by Lender of any of its rights or remedies hereunder, in the other Loan Instruments, or otherwise, shall be considered a waiver of any other or subsequent right or remedy of Lender; no delay or omission in the exercise or enforcement by Lender of any rights or remedies shall ever be construed as a waiver of any right or remedy of Lender; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Lender.

                                    ARTICLE 6

                          GENERAL TERMS AND CONDITIONS

         6.1 NOTICES: All notices, demands, requests, and other communications required or permitted hereunder or under any of the other Loan Instruments, shall be in writing and shall be deemed to have been given when presented personally, or two (2) days after being deposited in a regularly maintained receptacle for the United States Postal Service, postage prepaid, registered or certified, return receipt requested, or one (1) day after being deposited with a reputable overnight courier (such as UPS or FedEx) for next-day delivery, addressed to Borrower or Lender, as the case may be, at the respective addresses set forth on the first page of this Loan Agreement, or such other address as Borrower or Lender from time to time designate by written notice to the other as herein required.

         6.2 NO ORAL AGREEMENTS; MODIFICATIONS: The Loan Instruments constitute the entire understanding and final agreement between the undersigned with respect to the transactions arising in connection with the Loan and supersede all prior, contemporaneous or subsequent written or oral understandings and agreements between the undersigned in connection therewith. No provision of this Loan Agreement or the other Loan Instruments may be modified, waived, or terminated except by instrument in writing executed by the party against whom a modification, waiver, or termination is sought to be enforced. THE LOAN INSTRUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN LENDER AND BORROWER CONCERNING THE LOAN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF LENDER AND BORROWER OR ANY AGENT, BROKER, EMPLOYEE OR REPRESENTATIVE OF EITHER OF THEM. THERE ARE NO ORAL AGREEMENTS BETWEEN LENDER AND BORROWER.

         6.3 SEVERABILITY: In case any of the provisions of this Loan Agreement shall for any reason be held to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Loan Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

         6.4 ELECTION OF REMEDIES: Lender shall have all of the rights and remedies granted in the Loan Instruments and available at law or in equity, and these same rights and remedies shall be cumulative and may be pursued separately, successively, or concurrently against Borrower, Guarantor, or any property covered under the Loan Instruments at the sole discretion of Lender. The exercise or failure to exercise any of the same shall not constitute a waiver or release thereof or of any other right or remedy, and the same shall be nonexclusive.

         6.5 FORM AND SUBSTANCE: All documents, certificates, insurance policies, and other items required under this Loan Agreement to be executed and/or delivered to Lender shall be in form and substance satisfactory to Lender.

         6.6 LIMITATION ON INTEREST: All agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any indebtedness governed hereby or otherwise, shall the interest contracted for, charged or received by Lender exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Lender in excess of the maximum lawful amount, the interest payable to Lender shall be reduced to the maximum amount permitted under applicable law; and, if from any circumstance Lender shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal of the Loan and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Loan such excess shall be refunded to Borrower. All interest paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal of the Loan (including the period of any renewal or extension thereof) so that interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the Borrower and Lender.

         6.7 NO THIRD PARTY BENEFICIARY: This Loan Agreement is for the sole benefit of Lender and Borrower and is not for the benefit of any third party.

         6.8 BORROWER IN CONTROL: In no event shall Lender's rights and interests under the Loan Instruments be construed to give Lender the right to, or be deemed to indicate that Lender is in control of the business, management or properties of Borrower or has power over the daily management functions and operating decisions made by Borrower.

         6.9 NUMBER AND GENDER: Whenever used herein, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders. The duties, covenants, obligations, and warranties of Borrower in this Loan Agreement shall be joint and several obligations of Borrower and of each Borrower if more than one.

         6.10 CAPTIONS: The captions, headings, and arrangements used in this Loan Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

         6.11 PARTIAL RELEASES: Borrower shall have the right to obtain partial releases of the Residences subject to the terms and conditions set forth in,
Section 16 and Exhibit A of the Master Loan Agreement.

Borrower shall pay all costs and expenses of Lender arising in connection with any Partial Releases of the Property, including, but not limited to, reasonable legal fees and actual expenses of Lender's counsel, all title insurance premiums arising as a result of endorsements required by Lender in connection with such Partial Release and all other reasonable costs arising in connection with the execution and delivery of the Partial Release. Notwithstanding the foregoing provisions of this SECTION 6.11, Lender shall have no obligation to release any part of the Property from the lien of the Mortgage as of the date of the Borrower's payment in full of the Loan (the "PAYOFF DATE") to the extent that any obligations under letters of credit, letters in lieu of bonds, set aside letters issued by Lender or other agreements between Borrower or Lender and the Governmental Authority having jurisdiction over any of the Property which maybe given to assure the Governmental Authority that the Improvements will be constructed in accordance with the Plans and to the satisfaction of any Governmental Authority (collectively, the "ADDITIONAL OBLIGATIONS") remain outstanding. From and after the Payoff Date, Lender will release parts of the Property subject to the proceeds from the sale being delivered to Lender with all of such proceeds to be held by Lender (without any obligation for payment of interest thereon) as a Special Deposit (herein so called) for the purpose of securing the Additional Obligations. At such time as the Special Deposit equals the amount of the Additional Obligations, the Borrower will not be required to deliver any additional proceeds in order to obtain a release of a portion of the Property. Further, as the Additional Obligations are permanently reduced (as evidenced by Lender's receipt of written confirmation of such reduction from the beneficiaries entitled thereto) Borrower shall be entitled to receive portions of the Special Deposit in amounts equal to the amounts by which the Additional Obligations are reduced from time to time.

         6.12 CONTINUING LIABILITY: Borrower agrees to develop, construct and complete all of the Improvements substantially in accordance with the Plans and to the satisfaction of all Governmental Authorities. If Borrower does not complete the Improvements by the Completion Date or if the construction thereof is not satisfactory to Governmental Authorities having jurisdiction thereon, Lender shall have the option to complete the Improvements to the satisfaction of the Governmental Authorities. If Lender elects to construct and complete the Improvements or take such other action as may be necessary to obtain the approval of the Governmental Authorities for the construction of the Improvements, Borrower promises to pay to Lender, in addition to any other amounts which may be owing under any of the Loan Instruments, all sums expended by Lender to complete the Improvements to the satisfaction of the Governmental Authorities, and such amounts owing to Lender shall be payable on demand and shall bear interest at the rates provided in the Note. In addition, if Lender shall advance any funds or honor any letter of credit which it may have issued, on behalf of Borrower, to any Governmental Authority to assure completion of the Improvements, Borrower shall pay to Lender all amounts advanced by Lender or honored by Lender under such letters of credit, together with interest on such amount at the rates provided in the Note, when requested by Lender. The obligations of Borrower pursuant to this SECTION 6.12 are continuing obligations of Borrower, notwithstanding that Borrower may have paid the Note in full at the time such obligations may arise.

         6.13 CONTINUING LIEN: The indebtedness and performance of obligations secured by the liens and security interests granted in the Loan Instruments include all indebtedness and all obligations of whatever kind or character, whether now owing, hereafter arising or hereafter to be performed in connection with the construction of the Improvements, whether fixed or contingent, and including, without limitation, those described in SECTION 6.12 hereof and the

Additional Obligations (collectively, the "OBLIGATIONS"). If any of the Obligations remain to be paid or are subject to performance by Borrower as of the Payoff Date, Lender shall not be obligated to release that portion of the Property remaining subject to the Mortgage (the "REMAINING PROPERTY") except in accordance with the provisions of SECTION 6.11 relating to the Special Deposit, and the Remaining Property shall continue to secure the payment and performance of the Obligations then remaining subject to the Mortgage as of the Payoff Date.

          6.14 WAIVER OF JUDICIAL PROCEDURAL MATTERS: BORROWER HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY LENDER IN CONNECTION WITH ANY OF THE LOAN INSTRUMENTS, ANY AND EVERY RIGHT IT MAY HAVE TO (I) INJUNCTIVE RELIEF, (II) A TRIAL BY JURY (AND LENDER HEREBY ALSO WAIVES TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING ARISING IN CONNECTION WITH THE LOAN INSTRUMENTS), (III) INTERPOSE ANY COUNTERCLAIM THEREIN (OTHER THAN A COMPULSORY COUNTERCLAIM) AND (IV) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING (EXCEPT TO THE EXTENT REQUIRED BY LAW). Nothing herein contained shall prevent or prohibit Borrower from instituting or maintaining a separate action against Lender with respect to any asserted claim.

          6.15 APPLICABLE LAW: EXCEPT WHERE FEDERAL LAW IS APPLICABLE (INCLUDING, WITHOUT LIMITATION, ANY FEDERAL USURY CEILING OR OTHER FEDERAL LAW WHICH, FROM TIME TO TIME, IS APPLICABLE TO THE INDEBTEDNESS EVIDENCED BY THE NOTE AND WHICH PREEMPTS STATE USURY LAWS), THIS AGREEMENT AND THE LOAN INSTRUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN SUCH STATE.

                                    ARTICLE 7

                               SPECIAL PROVISIONS

         7.1 EXTENSION OF LOAN MATURITY DATE: Upon satisfaction of all the requirements set forth in Paragraph 11 of Exhibit A to the Master Loan Agreement, then Lender will extend the Loan Maturity Date beyond the Stated Maturity Date (as defined in the Master Loan Agreement) for an additional six
(6) month period.

         7.2 CONDITION TO SUBSEQUENT ADVANCES: Anything in this Loan Agreement or-any other of the Loan Instruments to the contrary notwithstanding, Lender (i) shall have no obligation to make any Advances except from the Land Allocation, the Legal Allocation, the Appraisal/Environmental Allocation, the Taxes and Insurance Allocation, the Origination Fee Allocation and at Lender's option, the Interest & Expense Allocation, until Borrower has delivered all the items in EXHIBIT B hereto, and (ii) has not waived any requirement or obligation of

Borrower hereunder to deliver all the items denoted with an "*" on EXHIBIT B by making the Advances described in this SECTION 7.2 even though Lender may not have received all the items described in EXHIBIT B; provided further, however, Borrower's failure to deliver all the items in EXHIBIT B hereto, within ninety
(90) days from the date hereof, shall at the option of Lender, constitute an Event of Default hereunder and any other of the Loan Instruments.

         7.3 LOAN MATURITY DATE: In the absence of any Event of Default, the Loan shall mature, and any and all principal (and allocations) under the Line of Credit constituting or attributable to the Loan shall be fully due and payable on the Loan Maturity Date (as the same may be extended hereby).

             (THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK)

EXECUTED AND DELIVERED as of the date first recited.

                  LENDER:

                  GUARANTY FEDERAL BANK, F.S.B.,
                  a federal savings bank organized and existing under the laws of the United States

                  By:  _______________________________________________________
                         Name:________________________________________________
                         Title:_______________________________________________


                  BORROWER:

                  OH INVESTMENTS, INC.,
                  a Florida corporation

                  By:_________________________________________________________
                           Name:   Richard D. Levy
                           Title:  Chief Executive Officer

                                    EXHIBIT A

                                LEGAL DESCRIPTION

PARCEL 1:

All of the Plat of "UPJOHN P.U.D. PLAT ONE", according to the Plat thereof, as recorded in Plat Book 86 at Pages 1 through 3 of the Public Records of Palm Beach County, Florida.

LESS AND EXCEPT THE FOLLOWING:

All of the Plat of "VIZCAYA, PLAT No. 1", according to the Plat thereof, as recorded in Plat Book 86 at Pages 88 and 89 of the Public Records of Palm Beach County, Florida.

AND,

All of the Plat of "VIZCAYA, PLAT No. 2", according to the Plat thereof, as recorded in Plat Book 86 at Pages 103 and 104 of the Public Records of Palm Beach County, Florida.

AND,

All of the Plat of "VIZCAYA, PLAT No. 3", according to the Plat thereof, as recorded in Plat Book 88 at Pages 12 and 13 of the Public Records of Palm Beach County, Florida.

AND,

A Portion of the Plat of "UPJOHN P.U.D. PLAT ONE", as recorded in Plat Book 86 at Pages 1 through 3 of the Public Records of Palm Beach County, Florida, lying in the East half (E 1/2) of the East half (E 1/2) of Section 21, Township 46 South, Range 42 East, Palm Beach County, Florida and this tract being more particularly described as follows:

COMMENCING at the Northeast Corner of said section 21; thence South 02(degree)17'27" East, along the East line of the Northeast one-quarter of said
Section 21, a distance of 63.63 feet to a point on the South line of the parcel claimed by the Lake Worth Drainage District in accordance with Chancery Case 407, as said Chancery Case is recorded on Official Records Book 6495, Page 761 of the Public Records of Palm Beach County, Florida (the same being the North Plat limits of the said Plat of "UPJOHN P.U.D. PLAT ONE"); thence South 88(degree)59'08" West, along the South line of said Chancery Case 407 (along said North Plat limits), a distance of 692.07 feet to the POINT of BEGINNING of the herein described tract of land; thence South 02(degree)05'52" East, a distance of 395.33 feet to a point of curvature on a curve concave to the Northeast and having a radius of 640.00 feet; thence Southeasterly, along the arc of said curve, through a central angle of 44(degree)36'24", having a chord bearing of South 24(degree)24'04" East and a chord length of 485.77 feet, a distance of 498.26 feet to the point of tangency; thence South 46(degree)42'16" East, a distance of 266.35 feet; thence South 43(degree)17'39" west, a distance of 403.59 feet to a point; thence South 87(degree)53'57" West, a distance of
734.00 feet to a point on the West line of the East half (E 1/2) of the East half (E 1/2) of said Section 21 (the same being the West Plat limits of the said Plat of "UPJOHN P.U.D. PLAT ONE"); thence North 02(degree)06'03" West, along the West line of the East half (E 1/2) of the East half (E 1/2) of said Section 21 (the same being said West Plat limits), a distance of 1330.14 feet to a point on the South line of said Chancery Case 407; thence North 88(degree)59'08" East, along the South line of said Chancery Case 407 (along said North Plat limits), a distance of 650.12 feet to the POINT of BEGINNING.

TOGETHER WITH - PARCEL 2:

All of the Plat of "VIZCAYA, PLAT No. 1", according to the Plat thereof, as recorded in Plat Book 86 at Pages 88 and 89 of the Public Records of Palm Beach County, Florida.

LESS AND EXCEPT THE FOLLOWING:

 Lots 6, 7, 8, 9,10,11,12, 13, 14, 16, 71 and 82, Block "A", Lots 1, 2, 4, 12,
 16, 17, 20, 22, 27, 29, 30, 33 and 36, Block "B", Lots 1 and 3, Block "C" and
 Lots 1 and 5, Block "D".

TOGETHER WITH - PARCEL 3:

All of the Plat of "VIZCAYA, PLAT No. 2", according to the Plat thereof, as recorded in Plat Book 86 at Pages 103 and 104 of the Public Records of Palm Beach County, Florida.

 LESS AND EXCEPT THE FOLLOWING:

Lots 18, 19, 20, 21, 26, 27, 30, 32, 33, 34, 35, 36, 37, 38, 44, 45, 47, 48, 50,
53, 54, 55, 57, 60, 65, 68, 69, 71, 72, 73 and 74, Block "E", Lot 21, Block "F"
and Lots 1, 2, 4, 6, 7, 9, 10, 11, 12, 14, 15, 16, 17 and 18, Block "G".

TOGETHER WITH - PARCEL 4:

All of the Plat of "VIZCAYA, PLAT No. 3", according to the Plat thereof, as recorded in Plat Book 88 at Pages 12 and 13 of the Public Records of Palm Beach County, Florida.

                                    EXHIBIT B

                              CONDITIONS TO ADVANCE

1. Loan Commitment Fee in the amount of $157,872.00 in cash (for the portion of the Loan advanced pursuant to this Agreement);

2.       Note;

3.       Mortgage;

4.       Guaranty Agreement(s);

5.       Loans to One Borrower Affidavit (to the extent required);

6.       Title Insurance;

*7.      Construction Contract;

*8. Contractor's Consent and Agreement to the Assignment of the Construction Contract;

*9.      Engineering Contract, if in writing;

*10. The Plans, as inspected and approved by Lender, together with an amount equal to Lender's actual expense for such review;

*11.     Consent by Engineer to the Assignment of the Plans and Engineering
         Contract;

12.      Survey;

13. Financing Statements (Form UCC-1) with respect to the security interest granted in the Loan Instruments, together with evidence of the priority of the respective security interests perfected thereby;

14.      Financial Statements;

15. Inspection fee in the amount of Lender's actual expense for such inspection, shall be paid to Lender (to be withheld by Lender from Borrower's next advance under the Loan) per inspection per Property;

16. Warranty Deed conveying title to the Property to Borrower, and "Seller" and "Purchaser" Closing Statements for Borrower's acquisition of the Property;

17. Final Subdivision Plat for Vizcaya, an addition to the City of Delray, Palm Beach County, Florida, approved by all necessary Governmental Authorities (except to the extent provided in Paragraph 2(e) of the Master Loan Agreement);

*18.     Evidence of approval of the Plans by all necessary Governmental
         Authorities;

19. Building permits and other permits required by the Governmental Requirements with respect to the construction and development of the Property (note that with respect to land totaling more than five [5] acres, evidence of such permits shall include [without limitation] the appropriate notice of intent to be covered by the federal storm water construction permit and a copy of the pollution prevention plan relating to such permit);

20. Evidence that all applicable zoning ordinances or restrictive covenants affecting the Property permit the use for which the Property is intended and have been or will be complied with;

21. Evidence of the Property's compliance with all Governmental Requirements, including, but not limited to, those relating to environmental compliance;

22. Evidence that all of the streets providing access to the Property either have been dedicated to public use or established by private easement, duly recorded in the records of the County in which the Property is located, and have been fully installed and accepted by Governmental Authority, that all costs and expenses of the installation and acceptance thereof have been paid in full, and that there are no restrictions on the use and enjoyment of such streets that adversely affect, limit, or impair Borrower's ability to develop and construct the Property or operate the Property for the purposes and in the manner represented to Lender;

23. Evidence of the availability of all utilities to the Property, including specifically, but without limitation, gas, electricity, sewer, water services, and cable television (if applicable);

24. Evidence of Borrower's compliance with or exemption from the requirements of the Interstate Land Sales Full Disclosure Act (the "LAND SALES ACT"), 15 U.S.C. Sec.1701, ET SEQ. and the Florida Land Sales Practices Act. Lender may refuse to grant a partial release with respect to any portion of the Property until Borrower presents evidence reasonably satisfactory to Lender that such portion will not be sold or leased by Borrower in violation of the Land Sales Act and the Florida Land Sales Practices Act;

25. Evidence that all necessary action on the part of Borrower has been taken with respect to the execution and delivery of this Loan Agreement and the consummation of the transactions contemplated hereby, so that this Loan Agreement and all Loan Instruments to be executed and delivered by or on behalf of Borrower will be valid and binding upon Borrower or the person or entity executing and delivering such document. Such evidence shall include a legal opinion of Borrower's and Guarantor's respective legal counsel confirming such authority, validity, and binding effect, confirming that neither the Loan nor any of the financing arrangements contemplated by this Loan Agreement violate the usury laws of the State of Florida, or any other applicable jurisdiction, and covering such other matters as Lender may require;

26. A flood insurance policy, or binder therefor, in an amount equal to the outstanding principal amount of the Loan, or the maximum amount available under the Flood Disaster Protection Act of 1973 and regulations issued pursuant thereto (as amended by the National Flood Insurance Reform Act of 1994) (the "FLOOD DISASTER ACT"), whichever is less, in form complying with the "insurance purchase requirement" of the Flood Disaster Act or evidence that the Property is not in "flood prone area" or "area of special flood hazard" (as defined in the Flood Disaster Act);

27.      Insurance Policies or Certificates of such Insurance Policies;

28. Breakdown of all costs and expenses required to complete development and construction of the Property, in detail and in amount acceptable to Lender;

29.      Performance and payment bonds, naming Lender as joint obligee;

30.      Payment Bond;

31.      Application for Advance;

32. If either Borrower or Guarantor is a partnership or joint venture, a fully executed counterpart of the Agreement of Partnership or Joint Venture of Borrower or Guarantor and a certified copy of the Certificate of Borrower or Guarantor filed in the Office of the Secretary of State, if applicable, together with any consents of partners and evidence of the existence, good standing and authority of the general partners of Borrower or Guarantor which may be required by Lender;

33. If either Borrower or Guarantor is a corporation, articles of incorporation and bylaws of Borrower or Guarantor together with a certificate of incumbency, certified resolutions and certificates of existence, good standing and authority;

34. If either Borrower or Guarantor is a limited liability company, a copy of the fully executed Articles of Organization as filed in the Office of the Secretary of State and a copy of the Operating Agreement;

35.      Assumed Name Certificate for Borrower, if applicable;

36. Evidence of FHA or VA approval of the subdivision comprised of the Property for acceptance of formal applications for commitments on individual properties or group submissions, if applicable;

37. Assurance of completion of subdivision or other similar instruments required by any Governmental Authority in connection with the construction and completion of the Improvements, if applicable;

38. Tax or assessment certificates or other similar evidences of payment from all appropriate bodies or entities which have taxing or assessing authority over any part of the Property, stating that all taxes and assessments are current;

39.      Soils Report;

40. Either a report by a qualified third party unrelated to Borrower or an environmental site assessment or similar report by an engineer acceptable to Lender providing that there is no evidence that any Hazardous Materials have been or are being generated, treated, stored or disposed of on any of the Property and none exists on, under or at the Property or any of the property adjacent thereto;

41. Evidence of Borrower's payment of all costs of acquiring the Property, the Loan Commitment Fee, all legal and closing costs, all costs of obtaining the environmental site assessment described in ITEM 40 of this EXHIBIT B, and all costs of obtaining the appraisal described in
         ITEM 42 of this EXHIBIT B, from sources other than the Loan or financing secured by liens encumbering the Property, for costs of acquiring the Property;

42.      Appraisal in form and substance satisfactory to Lender;

43. Evidence of Borrower's payment, from sources other than the Loan, of at least $6,500,000.00 of the costs of acquiring and improving the Property; and

44. Copies of the Purchase Agreements, if any, and evidence of the continuing validity thereof.









------------------------------

[* THESE ITEMS TO BE FURNISHED TO LENDER AFTER THE INITIAL ADVANCE OF THE LOAN, BUT BEFORE ANY ADVANCES ARE MADE FOR SPECIFIC DEVELOPMENT COSTS (AS SET FORTH IN THE APPROVED BUDGET).]

                                    EXHIBIT C

                                 APPROVED BUDGET

                                   [ATTACHED]

                            ACQUISITION & DEVELOPMENT
                             VIZCAYA - UPJOHN, INC.

                                 OHC INVESTMENTS

                                   08/04/2000

--------------------------------------------------------------------------------------------------------------------------------
                                            COST                         LOAN        LOAN ALLOC.
ITEM                                       PER LOT       BUDGET       ALLOCATION       PER LOT         EXPOSURE       EQUITY
--------------------------------------------------------------------------------------------------------------------------------

     PROJECT
         Purchase Price of Lots and          $30,082    $12,904.970      $6,404,970        $14,930               $0  $6.500,000
         Lots Under Development

     TOTAL LAND COST                         $30,082    $12,904,970      $6,404,970        $14,930               $0  $6,500,000

     HARD COSTS:
         Engineering and Architect              $683       $293,007        $293,007           $683               $0          $0
         Earthwork                              $359       $154,011        $154,011           $359               $0          $0
         Sanitary Sewer                         $983       $421,707        $421,707           $983               $0          $0
         Pavement and Curbs                   $1,357       $582,153        $582,153         $1,357               $0          $0
         Water and Utilities                    $722       $309,738        $309,738           $722               $0          $0
         Trenching                               $81        $34,749         $34,749            $81               $0          $0
         Common Areas                         $8,100     $3,474,900      $3,474,900         $8,100               $0          $0
         Guard House, Entry Monument             $72        $30,888         $30,888            $72               $0          $0
         Contingency 3.5%                       $625       $268,125        $268,125           $625               $0          $0
                                                ----

     OFF-SITE COSTS                           $4,960     $2,127,840      $2,127,840           $960               $0          $0
                                                         ----------      ----------           ----               --          --

     TOTAL HARD COSTS:                       $17,942     $7,697,118      $7,697,118        $17,942               $0          $0

     SOFT COSTS:

        Loan Fee                                $368       $157,872        $157,872           $368               $0          $0
        Doc Stamp Tax                           $203        $87,087         $87,087           $203               $0          $0
        Hearthstone Interest                      $0             $0              $0             $0               $0          $0
        Real Estate Taxes                       $732       $314,028        $314,028           $732               $0          $0
        Legal                                    $24        $10,296         $10,296            $24               $0          $0
        Appraisal                                $14         $6,006          $6,006            $14               $0          $0
        Other                                     $0             $0              $0             $0               $0          $0
        Interest Expense @ 11.5%              $2,587     $1,109,823      $1,109 823         $2,587               $0          $0
                                              ------     ----------      ----------         ------               --          --

     TOTAL SOFT COSTS:                        $3,928     $1,685,112      $1,685,112         $3,928               $0          $0
                                              ------     ----------      ----------        -------               --          --

     TOTAL COSTS:                            $51,952    $22,287,200     $15,787,200        $36,800               $0  $6,500,000
                                             -------    -----------     -----------        -------                 ------------

     CASH INJECTED AT CLOSING                                            $6,500,000
     EQUITY INJECTED DURING DEVELOPMENT                                          $0
     TOTAL SOURCES OF FUNDS                                             $22,287,200
     APPRAISAL VALUE (EST.)                                             $21,050.000
                                                                    ----------------
                                                                                                                         70.84%
                                                                                                                         75.00%
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

      ORGINAL # OF LOTS                                                                                         504
      LOTS RELEASED BY JULY 3, 2000                                                                              75
      REMAINING LOTS                                                                                            429
      TOTAL ACRES                                                                                            117.00
      DENSITY (LOTS PER ACRE)                                                                                  3.67
      LAND COST PER ACRE                                                                                        N/A
      DEVELOPMENT HARD COST PER ACRE                                                                       $190,489
      RELEASE PRICE                                                                                         $42,320
      LOT RELEASE PRICE AS A PERCENTAGE OF AVERAGE LOAN PER LOT                                                115%
      ESTIMATED LOT RELEASES TO PAYOFF LOAN                                                                     383
      AVERAGE OUTSTANDING BALANCE                                                                        $4,750,740
      AVERAGE UNFUNDED COMMITMENT                                                                        $3,593,611

--------------------------------------------------------------------------------------------------------------------------------


                                    EXHIBIT D

1.       The Engineer: Schnars Engineering Corporation

2.       The Completion Date: August 8, 2002

3. Loan Maturity Date: February. 8, 2003 (subject to extension as provided herein).

4. The Contractor(s): Centerline Homes Construction, Inc.; Centerline Homes at Delray, Inc.

5. The Guarantor(s): Craig Perry, an individual, Steve Margolis, an individual, Centerline Homes, Inc., a Florida corporation, and Oriole Homes Corp., a Florida corporation.

6. The Improvements: 429 single-family residential lots in a subdivision to be known as Vizcaya master development, an addition to the City of Delray, Florida.

7.       Purchase Agreements: None.

8. The Title Company: Reliance Title Company, as agent for Attorneys' Title Insurance Fund.

9.       Retainage to be deducted from Advance: Ten percent (10%).

10.      Frequency of Advances: Monthly.

11.      The Survey Requirements:

         (a) FIELD NOTE DESCRIPTION. The Survey should contain a certified metes and bounds description and should comply with the following requirements:

                  (i) The beginning point should be established by a monument located at the beginning point, or by reference to a nearby monument;

                  (ii) The sides of the Property should be described by giving the distances and bearings of each;

                  (iii) The distances, bearings, and angles should be taken from a recent instrument survey, or recently recertified instrument survey, by a licensed Professional Engineer or Registered Surveyor;

                  (iv) Curved sides should be described by data including: length of arc, central angle, radius of circle for the arc and chord distance, and bearing;

                  (v) The legal description should be a single perimeter description of the entire property;

                  (vi) The description should include a reference to all streets, alleys, and other rights-of-way that abut the Property surveyed, and the width of all rights-of-way mentioned should be given the first time these rights-of-way are referred to; and

                  (vii) If the Property surveyed has been recorded on a map or plat as part of an abstract or subdivision, reference to such recording data should be made.

         (b) LOT AND BLOCK DESCRIPTION. If the Property is included within a properly established recorded subdivision or addition, then a lot and block description will be an acceptable substitute for a metes and bounds description, provided that the lot and block description must completely and properly identify the name or designation of the recorded subdivision or addition and give the recording information therefor.

         (c) MAP OR PLAT. The Survey should also contain a certified map or plat showing the following:

                  (i)      The plot to be covered by the Mortgage.

                  (ii) The relation of the point of beginning of said plot to the monument from which it is fixed. The point of commencement and the point of beginning shall be marked by arrows pointing to "POC" and "POB."

                  (iii)    Monuments for corners and points of curve.

                  (iv) All easements showing recording information therefor by volume and page.

                  (v)      The established building line, if any.

                  (vi)     All easements appurtenant to said plot.

                  (vii) The boundary line of the street or streets abutting the plot and the width of said streets, with an arrow, touching each side of said streets and "ROW" shown.

                  (viii) Encroachments and the extent thereof in terms of distance upon said plot or any easement appurtenant thereto.

                  (ix)     All items referenced in the field note description.

                  (x)      The total acreage and square feet in said plot.

                  The survey should also contain all structures and improvements on said plot with horizontal lengths of all sides and the relation thereof by distances to (a) all boundary lines of the plot, (b) easements, (c) established building lines, and (d) street lines.

         (d) CERTIFICATION. The certification for the Property description and the map or plat should be addressed to Lender (and to the interested title company, if required by the title company) signed by the surveyor, bearing current date, registration number, and seal and should be in the following form or its substantial equivalent:

                  The undersigned hereby certifies to Guaranty Federal Bank, F.S.B., [Borrower] and [name of Title Company] that (i) this survey was made on the ground as per the field notes shown hereon and correctly shows the boundary lines and dimensions and area of the land indicated hereon and each individual parcel thereof indicated hereon, (ii) all monuments shown hereon actually exist, and the location, size and type of such monuments are correctly shown, (iii) this survey correctly shows the location of all buildings, structures, and other improvements, and visible items on the subject property (the "PROPERTY"), (iv) this survey correctly shows the location and dimensions of all alleys, streets, roads, rights-of-way, easements, and other matters of record of which the undersigned has been advised affecting the Property according to the legal description in such easements and other matters (with instrument, book, and page number indicated); (v) all utility lines serving the Property are shown on the survey;
                  (vi) except as shown, there are no visible easements, rights-of-way, party walls, drainage ditches, streams, building setback lines or conflicts, visible encroachments onto adjoining premises, streets, or alleys by any of said buildings, structures, or other improvements, or visible encroachments onto the Property by buildings, structures, or other improvements situated on adjoining premises; (vii) the distance from the nearest intersecting street and road is as shown hereon; and (viii) the Property has direct access to dedicated public roads accepted for maintenance by the entity to which such roads were dedicated. The undersigned further certifies to said parties that no portion of the subject Property lies within an area identified by the Federal Emergency Management Agency or any other applicable governmental authority as a flood hazard area or flood plain.

         12.      Standard Mortgage Clause For All Risk Insurance Policy:

         The mortgage clause to be contained in the All Risk Insurance Policy covering the Improvements should be in the following form:

                  This policy, as to the interest of mortgagee only therein, shall not be invalidated by any act or neglect of mortgagor or owner of the within described property, nor by any foreclosure or other proceedings or notice of sale relating to the property, nor by any change in the title or ownership of the property, nor by the occupation of the premises for purposes more hazardous than are permitted by this policy; provided that the mortgagee shall notify this Company of any change of ownership or increase of hazard which shall come to the knowledge of said mortgagee, and, unless permitted by this policy, it shall be noted hereon; and provided, further, that upon failure of the insured to render proof of loss, such mortgagee upon notice shall render proof of loss in the form herein specified within ninety-one (91) days thereafter and shall be subject to the provisions hereof relating to appraisal and time of payment and of bringing suit.

                  Failure upon the part of mortgagee to comply with any of the foregoing obligations shall render the insurance under this policy null and void as to the interest of mortgagee.

                  This policy may be canceled as to the interest of any mortgagee named hereon by giving such mortgagee thirty (30) days written notice.

                  If this Company shall claim that no liability existed as to mortgagor or owner, it shall, to the extent of payment of loss to mortgagee, be subrogated to all mortgagee's rights of recovery, but without impairing mortgagee's right to sue; or it may pay off the mortgage debt and require an assignment thereof and of the mortgage without recourse.

The Policy shall be delivered to the mortgagee, Guaranty Federal Bank F.S.B., 8333 Douglas Avenue, Dallas, Texas 75225 and should make the reference to the Loan number described on the cover sheet hereof. The word "mortgagee" shall be construed to mean "mortgagee and/or trustee."